Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph F. Puishys, James S. Porter and Patricia A. Beithon, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of the offer and sale by the Company of up to 250,000 shares of common stock, $0.33 1/3 par value per share, of the Company pursuant to the Apogee Enterprises, Inc. 401(k) Retirement Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons as of the dates set forth below:

Signature	Title	Date

/s/ Joseph F. Puishys	President, Chief Executive Officer and Director (principal executive officer)	October 7, 2015
Joseph F. Puishys

/s/ James S. Porter	Chief Financial Officer (principal financial and accounting officer)	October 7, 2015
James S. Porter

/s/ Bernard P. Aldrich	Chairman	October 7, 2015
Bernard P. Aldrich

/s/ Jerome L. Davis	Director	October 7, 2015
Jerome L. Davis

/s/ Sara L. Hays	Director	October 7, 2015
Sara L. Hays

/s/ John T. Manning	Director	October 7, 2015
John T. Manning

/s/ Robert J. Marzec	Director	October 7, 2015
Robert J. Marzec

Director
Donald A. Nolan

/s/ Richard V. Reynolds	Director	October 7, 2015
Richard V. Reynolds

Director
David E. Weiss